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                                                                    EXHIBIT 10.2


                         OPHIDIAN PHARMACEUTICALS, INC.
                        1997 INCENTIVE STOCK OPTION PLAN

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         1.      Purpose.  The purpose of the Ophidian Pharmaceuticals, Inc.
1997 Incentive Stock Option Plan (the "Plan") is to encourage certain key employees of Ophidian Pharmaceuticals, Inc. (the "Company") to acquire or increase their stock ownership in the Company, to provide an incentive to such employees to promote the financial success of the Company, and to enable the Company to attract and retain key personnel necessary for continued growth and profitability.

         2. Effective Date and Term of Plan. The Plan shall become effective on the date adopted by the Board of Directors of the Company ("Board of Directors") and shall continue for a period of ten years thereafter unless sooner terminated as provided in Paragraph 17.

         3. Approval of Shareholders. The Plan is subject to the approval of holders of a majority of all of the outstanding voting shares of the Company. If it is not so approved on or before one year after the date of adoption of the Plan by the Board of Directors, the Plan shall not come into effect and any options granted pursuant to the Plan shall be deemed cancelled. No option may be exercised prior to approval of the Plan by the shareholders.

         4. Stock Subject to Plan. Only common stock of the Company ("Common Stock") may be issued pursuant to options granted under this Plan.
The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Plan ("Options") is Nine Hundred Seventy-Five Thousand (975,000) shares, reduced by the number of shares from time to time reserved by the Company for issuance upon exercise of then outstanding options granted under the Company's 1990 Incentive Stock Option Plan and the Company's 1992 Employee Stock Option Plan as amended and further reduced by shares issued upon the exercise of options granted under such plans, and subject to any adjustments provided in Paragraph 16. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.

         5. Administration. The Plan shall be administered by the committee described in Paragraph 6 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have complete authority in its discretion, to determine those employees ("Participants") to whom Options shall be granted, the option price, the option periods and the number of shares to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised, the limitations upon the exercise of Options (including limitations effective upon the death, disability or termination of employment of any Participant) and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the


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Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive.

         6. Committee. The Committee shall consist of not less than three members of the Board of Directors who are not eligible, and have not at any time within one year prior to appointment to the Committee been eligible, to receive options under the Plan or any other plan of the Company entitling participants therein to acquire stock or stock options of the Company. The Committee shall be appointed from time to time by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members.
Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may hold meetings by use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         7. Eligibility. An Option may be granted under the Plan only to an officer or other key employee of the Company, and of its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended ("Subsidiaries"). The foregoing notwithstanding, members of the Committee shall not, while serving as members of the Committee, be eligible to receive Options.

         8. Option Price. The option price per share will be determined by the Committee at the time each Option is granted, but shall not be less than 100% of the fair market value, as determined by the Committee, of a share of Common Stock on the date of grant. If such Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the grant, the option price per share shall not be less than 110% of its fair market value.

         9. Option Periods. The term of each Option will be for such period not exceeding ten years from the date of grant, as the Committee shall determine; provided, however, that if such Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the grant, the term of such Option shall not exceed five years from the date of grant. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify. Each Option shall be subject to earlier termination as described under Paragraphs 13 and 17.

         10. Exercise of Options. Each Option may be exercised at any time during the option period for such Option (subject to the restrictions in this paragraph, in Paragraph 13 and in the agreements referred to in Paragraph 14) by written notice delivered to an officer of the Company, stating the number of shares with respect to which the Option is being exercised.





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         11.     Payment for Option.  Within five (5) business days following the date of exercise, the Participant shall make full payment of the option price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired shares of Common Stock (valued at their fair market value, as determined by the Committee, as of the date of exercise); or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire option price for the shares so purchased, certificates for such shares shall be delivered to the Participant.

         12. Maximum Per Participant. The aggregate fair market value, as determined by the Committee, of the stock for which options held by a Participant are exercisable for the first time under the Plan or other options granted to the Participant under any plan of the Company or any Subsidiary during any calendar year shall not exceed $100,000. For purposes of this paragraph, the fair market value of stock subject to an Option or other Incentive Stock Option shall be determined as of the date the Option or other Incentive Stock Option, as the case may be, is granted.

         13. Termination of Employment. Except as hereinafter provided, no Option may be exercised later than three months after a Participant terminates his employment with the Company or its Subsidiaries, as the case may be. If termination of employment results from the deliberate, willful or gross misconduct of a Participant, then the Option may not be exercised and all of the Participant's rights in the Option shall be forfeited upon termination. If termination of employment results from the disability of a Participant within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, any Option may be exercised at any time within twelve months after such termination of employment, but in no event beyond the option period. If termination of employment results from the death of a Participant, the personal representative of the Participant's estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant's death, acquired the right to exercise the Option, may exercise any Option at any time after the death of such Participant, but in no event beyond the option period. The Committee may impose additional restrictions upon the exercise of Options after termination of employment, including prohibition of such exercise.

         14. Agreements. Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form as the Committee shall from time to time adopt.

         15. Nontransferability of Options. Options under the Plan are not transferable by a Participant other than by will or the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by such Participant.

         16. Adjustment of Number of Shares. In the event of any change in the outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the Committee shall, consistent with such change, appropriately adjust the number and kind of shares which thereafter may be optioned and sold under the Plan, the number and kind of shares under option in outstanding stock option agreements and the purchase price per share thereof. The determination of the Committee as to any such adjustment shall be final and conclusive. No adjustment or substitution provided for in this paragraph shall require the Company in any stock option agreement to sell a fractional





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share and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

         17. Amendment, Suspension or Termination. The Board of Directors, without further approval of the shareholders, may from time to time amend, suspend or terminate the Plan in such respects as the Board may deem advisable, provided, however, that no amendment shall become effective without prior approval of the shareholders which would (i) increase the aggregate number of shares which may be issued pursuant to Options granted under the Plan, except as permitted under Paragraph 16; (ii) permit the granting of options to anyone other than an officer or key employee of the Company or a Subsidiary or to a member of the Committee; (iii) decrease the minimum option prices; (iv) increase the maximum option periods; (v) increase the maximum per Participant set in Paragraph 12; or (vi) extend the term of the Plan. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any Option granted to the Participant prior to the effective date of such amendment.

         Dated as of the 30th day of July, 1997.


                                  OPHIDIAN PHARMACEUTICALS, INC.

                                  By: /s/ DOUGLAS C. STAFFORD
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                                  Douglas C. Stafford, Ph.D., President

                                  Attest: /s/ MARGARET VAN BOLDRIK
                                  --------------------------------------------
                                  Margaret van Boldrik, Ph.D., Vice President





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